Exhibit 10.8

This document has been redacted pursuant to a confidential treatment request.

The * symbol denotes redacted information.

May 25, 2006

Mr. John P. Kummer AG

Zimmelstrasse 48

Unterageri

CH-6134 Switzerland

Re:	[*] Distributor Agreement dated July 18, 2001-

Semiconductor Products

Dear Mr. Kummer:

Please accept this letter as confirmation of renewal for the above referenced distributor agreement. Per the agreement, this renewal is for an additional term of three years from July 18, 2006 to July 18, 2009.

We look forward to a continued successful relationship.

Best regards,

Signature:	/s/ Joe Ahladis	Date:	16 May 2006
Joe Ahladis
Senior Vice President
Semiconductor Division

Signature:	/s/ John P. Kummer	Date:	June 2/06
John P. Kummer AG
President

cc: Rex Sandbach